EXHIBIT 10.2

                    PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO AN APPLICATION FOR AN
                       ORDER FOR CONFIDENTIAL TREATMENT REQUESTED BY COMMODORE HOLDINGS LIMITED

----------------------------------------------------------- --------------------------------------------------------
1.  Shipbroker                                              THE BALTIC AND INTERNATIONAL
                                                            MARITIME COUNCIL (BIMCO)
       Paxships Ltd.                                        STANDARD BAREBOAT CHARTER
                                                            CODE NAME: "BARECON 89'
                                                            PART I
                                                            --------------------------------------------------------
                                                            2.  Place and date

                                                                    Miami, March 9, 1998

----------------------------------------------------------- --------------------------------------------------------
3.  Owners/Place of business                                4.  Bareboat charterers (Charterers)/Place of business

         Cruise Charter Ltd.                                     Commodore Cruises Limited
         c/o Bostwick & Bostwick                                 4000 Hollywood Blvd., Suite 385-S
         50 George Street                                        South Tower
         P. O. Box "N" 1605                                      Hollywood, Florida 33021
         Nassau, Bahamas

--------------------------------------------------------------------------------------------------------------------
5.  Vessel's name, Call Sign and Flag (Cl. 9(c))

         M/V Island Holiday, __________ Ukranian (being changed to Bahamian)

----------------------------------------------------------- --------------------------------------------------------
6.  Type of Vessel                                          7.  GRT/NRT

                           Passenger                                               15,410/6401

----------------------------------------------------------- --------------------------------------------------------
8.  When/Where built                                        9.  Total DWT (abt.) in metric tons on summer freeboard
                                                                                                  2250

                           1975  Finland

----------------------------------------------------------- --------------------------------------------------------
10.  Class                                                  11.  Date of last special survey by the Vessel's
                                                            classification society

            KM (*)A3(2)

                                                                                       April 1996

--------------------------------------------------------------------------------------------------------------------
12. Further particulars of Vessel (also indicate minimum number of month's validity of class certificates agreed acc. To Cl.14)

                    Length 140.42 m.  Breadth 21.83 m.  Depth 16.30 m
                    Main Engines: Diesel 2 x 6620 Kw
                    Minimum Three Months Validity of Class Certificate

----------------------------------------------------------- --------------------------- ----------------------------
13.   Port or Place of delivery (Cl. 2)                     14.  Time for delivery      15.  Canceling date
                                                            (Cl. 3)                     (Cl. 4)

                        Freeport, Grand Bahama
                                                              May 1, 1998               May 8, 1998

                                                            --------------------------------------------------------
                                                            16.  Port or Place or redelivery (Cl. 14)

                                                                              Freeport, Grand Bahama

----------------------------------------------------------- --------------------------------------------------------


----------------------------------------------------------- --------------------------------------------------------
17.  Running days' notice if other than stated in Cl. 3     18.  Frequency of dry-docking if other than stated in
                                                            C. 9(f)

                                                                    Drydock and/or classification repair every 12
                                                            months or as necessary to keep in Class

--------------------------------------------------------------------------------------------------------------------
19.  Trading Limits (Cl. 5)

                                            Lawful Trades Worldwide.  Vessel not to compete with SeaEscape in New
York or Port Everglades as gaming vessel.  See Clause 58 of Addendum.

----------------------------------------------------------- --------------------------------------------------------
20.  Charter period                                         21.  Charter hire (Cl. 10)

      56 months with rights of first offer as per Clause             $ [*]   per day, as per Cl. 63 of Addendum
43 of Addendum

----------------------------------------------------------- --------------------------------------------------------
22.  Rate of interest payable acc. to C.10(f) and, if      23.  Currency and method of payment (Cl. 10)
applicable, acc. to PART IV
                                                                              U.S. dollars

                                15% per annum

----------------------------------------------------------- --------------------------------------------------------
24.  Place of payment, also state beneficiary and bank      25.  Bank guarantee/bond (sum and place) (optional)
account (Cl. 10)


Address of Owner in Box 3, or as agreed                     NONE

----------------------------------------------------------- --------------------------------------------------------
26.  Mortgage(s), if any (Cl. 11)                           27.  Insurance (marine and war risks)

      None                                                  As per Clause 53 of Addendum

----------------------------------------------------------- --------------------------------------------------------
28. Additional insurance cover, if any, for                 29. Additional insurance cover, if any, for
Owners' account limited to (C1. 12(b)) or, if               Charterers' account limited to (C1. 12(b)) or,
applicable, (C1. 13(g))                                     if applicable, (C1. 13(g))

      None                                                  See Clause 53 of Addendum

----------------------------------------------------------- --------------------------------------------------------
30. Latent defects (only to be filled in if                 31. War cancellation (indicate countries
period other than stated in C1. 2)                          agreed) (C1. 24)

See Clause 44 of Addendum

--------------------------------------------------------------------------------------------------------------------
32.  Brokerage commission and to whom payable (Cl. 25)

                        100,000 shares of common stock of Commodore Holdings
                        Limited, to Paxships Ltd.

--------------------------------------------------------------------------------------------------------------------

* MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL
  TREATMENT BY COMMODORE HOLDINGS LIMITED

                                       2



----------------------------------------------------------- --------------------------------------------------------
33. Law and arbitration                                     34. Number of additional clauses
                                                            covering special provisions, if agreed

See Clause 79 of Addendum                                   See Addendum

----------------------------------------------------------- --------------------------------------------------------
35. Newbuilding Vessel (indicate with "yes"                 36. Name and place of Builders (only to be
or "no" filled in whether Part III applies) (OPTIONAL)      filed in if Part III applies)

N/A                                                         N/A

----------------------------------------------------------- --------------------------------------------------------
37.  Vessel's Yard Building No. (only to be filled in       38.  Date of Building Contract (only to be filled in
Part III applies)                                           if Part III applies)

N/A                                                         N/A

----------------------------------------------------------- --------------------------------------------------------
39. Hire/Purchase agreement (indicate with "yes" or "no"    40. Bareboat Charter Registry (indicate with
whether Part IV applies) (OPTIONAL)                         "yes" or "no" whether Part V applies) (OPTIONAL)

N/A                                                         N/A

----------------------------------------------------------- --------------------------------------------------------
41.  Flag and Country of the Bareboat Charter Registry      42.  Country of the Underlying Registry (only to be
(only to be filled in if Part V applies)                    filled in if Part V applies)

  N/A                                                       N/A

----------------------------------------------------------- --------------------------------------------------------

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I and PART II, in the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and shall only form part of this Charter if expressly agreed and stated in the Boxes 35, 39, 40. If PART III and/or PART IV and/or PART V apply, it is further mutually agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or
PART IV and/or PART V to the extent of such conflict but no further.

Signature (Owners)                       Signature (Charterers)

CRUISE CHARTER, LTD., a Bahamian         COMMODORE CRUISES LIMITED, a
corporation                              Bermudan corporation


By:  /S/ DOUGLAS BAETZ                   By:   /S/ JEFFREY BINDER
     ---------------------------               --------------------------
       Douglas Baetz, President                 Jeffrey Binder, President

                             ISLAND HOLIDAY CHARTER

                              PART II AND ADDENDUM

PART II

1. DEFINITIONS. In this Charter, the following terms shall have the meanings thereby assigned to them:

         "THE OWNERS" shall mean the person or company which has this Vessel under sub-bareboat charter (the "First Sub-Charter") from Silvercone Holdings Limited ("Silvercone"), a Cypriot corporation, a copy of which is appended as Exhibit "A." Silvercone has consented to this charter and has executed a non-disturbance agreement appended hereto as Exhibit "B."

         "The Charterers" shall mean the Bareboat charterers and shall not be construed to mean a time charterer or a voyage charterer.

2. DELIVERY (not applicable to new building vessels.) The Vessel shall be delivered and taken over by the Charterers at the port or place indicated in Box 13, in such ready berth as the Charterers may direct.

         The Owners shall before and at the time of delivery exercise due diligence to make the Vessel seaworthy and in every respect ready in hull, machinery and equipment for service under this Charter. The Vessel shall be properly documented at time of delivery.

         The delivery to the Charterers of the Vessel and the taking over of the Vessel by the Charterers shall constitute a full performance by the Owners of all the Owners' obligations under Clause 2, and thereafter the Charterers shall not be entitled to make or assert any claim against the Owners on account of any conditions, representations or warranties expressed or implied with respect to the Vessel but the Owners shall be responsible for repairs or renewals occasioned by latent defects in the Vessel, her machinery or appurtenances, existing at the time of delivery under the Charter, provided such defects have manifested themselves within 18 months after delivery unless otherwise provided in Box 30.

3. TIME FOR DELIVERY (not applicable to new building vessels). The Vessel to be delivered not before the date indicated in Box 14 unless with the Charterers' consent. Delivery to take place after inspection and completion of Condition Report.

         Unless otherwise agreed in Box 17, the Owners to give the Charterers not less than 30 running days' preliminary and not less than 14 days' definite notice of the date on which the Vessel is expected to be ready for delivery.

         The Owners to keep the Charterers closely advised of possible changes in the Vessel's position.

4. CANCELING (not applicable to new building vessels). Should the Vessel not be delivered latest by the canceling date indicated in Box 15, the Charterers to have the option of canceling this Charter without prejudice to any claim the Charterers may otherwise have on the Owners under the Charter.

         If it appears that the Vessel will be delayed beyond the canceling date, the Owners shall, as soon as they are in a position to state with reasonable certainty the day on which the Vessel should be ready, give notice thereof to the Charterers asking whether they will exercise their option of canceling, and the option must then be declared within one hundred and sixty-eight (168) hours of the receipt by the Charterers of such notice. If the Charterers do not then exercise their option of canceling, the seventh day after the readiness date stated in the Owners' notice shall be regarded as a new canceling date for the purpose of this Clause.

5. TRADING LIMITS. The Vessel shall be employed in lawful trades for the carriage of suitable lawful merchandise within the trading limits indicated in Box 19.

         The Charterers undertake not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance (including any warranties expressed or implied therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe. If required, the Charterers shall keep the Owners and the Mortgagees advised of the intended employment of the Vessel.

         The Charterers also undertake not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the law of any country to which the Vessel may sail or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation, destruction, seizure or confiscation.

         Notwithstanding any other provisions contained in this Charter it is agreed that nuclear fuels or radioactive products or waste are specifically excluded from the cargo permitted to be loaded or carried under this Charter. This exclusion does not apply to radio-isotopes used or intended to be used for any industrial, commercial, agricultural, medical or scientific purposes provided the Owners prior approval has been obtained to loading thereof.

6. SURVEYS (not applicable to new building vessels). Survey on Delivery and Redelivery. - The Owners and Charterers shall each appoint surveyors for the purpose of determining and agreeing in writing the condition of the Vessel at the time of delivery and redelivery hereunder. The Owners shall bear all expenses of the On-Survey including loss of time, if any, and the Charterers shall bear all expenses of the Off-Survey including loss of time, if any, at the rate of hire per day or pro rata, also including in each case the cost of any docking and undocking, if required, in connection herewith.

7. INSPECTION. Inspection. - The Owners shall have the right at any time to inspect or survey the Vessel or instruct a duly authorized surveyor to carry out such survey on their behalf to ascertain the condition of the Vessel and satisfy themselves that the Vessel is being properly repaired and maintained. Inspection or survey in drydock shall be made only when the Vessel shall be in drydock for the Charterers' purpose. However, the owners shall have the right to require the Vessel to be drydocked for inspection if the Charterers are not docking her at normal classification intervals. The fees for such inspection or survey shall, in the event of the Vessel being found to be in the condition provided in Clause 9 of this Charter, be payable by the Owners and shall be paid by the Charterers only in the event of the Vessel being found to require repairs or maintenance in order to achieve the condition so provided. All time taken in respect of inspection, survey or repairs shall count as time on hire and shall form part of the Charter period.

         The Charterers shall also permit the Owners to inspect the Vessel's log books whenever requested and shall, whenever required by the Owners, furnish them with full information regarding any casualties or other accidents or damage to the Vessel. For the purpose of this Clause, the Charterers shall keep the Owner advised of the intended employment of the Vessel.

8. INVENTORIES AND CONSUMABLE OIL AND STORES. A complete inventory of Vessel's entire equipment, outfit, appliances and of all consumable stores on board the Vessel shall be made by the Charterers in conjunction with the Owners on delivery and again on redelivery of the Vessel. The Charterers and the Owners, respectively, shall at the time of delivery and redelivery take over and pay for all bunkers, lubricating oil, water and unbroached provisions, paints, oils, ropes and other consumable stores in the said Vessel at the then current market prices at the ports of delivery and redelivery, respectively.

9. MAINTENANCE AND OPERATION.

         (a) The Vessel shall, during the Charter period, be in the full possession and at the absolute disposal for all purposes of the Charterers and under their complete control in every respect. The Charterers shall maintain the Vessel, her machinery, boilers, appurtenances and spare parts in a good state of repair, in efficient operation condition, and in accordance with good commercial maintenance practice, wear and tear always excepted and, except as provided for in Clause 13(1), they shall keep the Vessel with unexpired classification of the class indicated in Box 10 (or such other class as may be assigned to the Vessel by any subsequent classification society) and with other required certificates in force at all times.

         The Charterers to take immediate steps to have material, necessary repairs done within a reasonable time failing which, after written notice and a reasonable opportunity to cure, the Owners shall have the right of withdrawing the Vessel from the service of the Charterers without noting any protest and without prejudice to any claim the Owners may otherwise have against the Charterers under the Charter.

         Unless otherwise agreed, in the event of any improvement, structural changes, or expensive new equipment becoming necessary for the continued operation of the Vessel by reason of the Vessel's marine insurance value as stated in Box 27, then the extent, if any, to which the rate of hire shall be varied and the ratio in which the cost of compliance shall be shared between the parties concerned in order to achieve a reasonable distribution thereof as between the Owners and the Charterers having regard, inter ail, to the length of the period remaining under the Charter, shall in the absence of agreement, be referred to arbitration according to Clause 79.

         The Charterers are required to establish and maintain financial security or responsibility in respect of oil or other pollution damage as required by any government, including federal, state or municipal or other division or authority thereof, to enable the Vessel, without penalty or charge, lawfully to enter, remain at, or leave any port, place, territorial or contiguous waters of any country, state or municipality in performance of this Charter without any delay. This obligation shall apply whether or not such requirements have been lawfully imposed by such government or division or authority thereof. The Charterers shall make and maintain all arrangements by bond or otherwise as may be necessary to satisfy such requirements at the Charterers' sole expense and the Charterers shall indemnify the Owners against all consequences whatsoever (including loss of time) for any failure or inability to do so.

         TOVALOP SCHEME. (Applicable to oil tank vessels only). - The Charterers are required to enter the Vessel under the TOVALOP SCHEME or under any similar compulsory scheme upon delivery under this Charter and to maintain her so during the currency of this Charter.

         (b) The Charterers shall at their own expense and by their own procurement man, navigate, operate, supply, fuel and repair the Vessel whenever required during the Charter period and they shall pay all charges and expenses of every kind and nature whatsoever incidental to their use and operation of the Vessel under this Charter, including any foreign general municipality and/or state taxes. The Master, officers and crew of the Vessel shall be the servants of the Charterers for all purposes whatsoever, even if for any reason appointed by the Owners, Charterers shall comply with the regulations regarding officers and crew in force in the country of the Vessel's flag or any other applicable law.

         (c) During the currency of this Charter, the Vessel shall retain her present name as indicated in Box D and shall remain under and fly the flag as indicated in Box 5 (or the flag of the Bahamas). Provided, however, that the Charterers shall have the liberty to paint the Vessel in their own colors, install and display their funnel insignia and fly their own house flag. Painting and re-painting, installment and re-installment to be for the Charterers account and time used thereby to count as time on hire.

         (d) The Charterers shall make no structural changes in the Vessel or changes in the machinery, boilers, appurtenances or spare parts thereof without in each instance first securing the Owners' approval thereof. If the Owners so agree, the Charterers shall, if the Owners so require, restore the Vessel to its former condition before the termination of the Charter.

         (e) The Charterers shall have the use of all outfit equipment and appliances on-board the Vessel at the time of delivery, provided the same or their substantial equivalent shall be returned to the Owners on redelivery in the same good order and condition as when received, ordinary wear and tear excepted. The Charterers shall from time to time during the Charter period replace such items of equipment as shall be so damaged or worn as to be unfit for use. The Charterers are to procure that all repairs to or replacement of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel. The Charterers have the right to fit additional equipment at their expense and risk but the Charterers shall remove such equipment at the end of the period if requested by the Owners.

         Any equipment including radio equipment on hire on the Vessel at time of delivery shall be kept and maintained by the Charterers and the Charterers shall assume the obligations and liabilities of the Owners under any lease contracts in connection therewith and shall reimburse the Owners for all expenses incurred in connection therewith, also for any new equipment required in order to comply with radio regulations.

         (f) The Charterers shall drydock the Vessel and clean and paint her underwater parts whenever the same may be necessary, but not less than once in every eighteen calendar months after delivery unless otherwise agreed in Box 18.

10. HIRE.

         (a) The Charterers shall pay to the Owners for the hire of the Vessel at the lump sum per calendar month as indicated in Box 21 commencing on and from the date and hour of her delivery to the Charterers and at and after the agreed lump sum for any part of the month. Hire to continue until the date and hour when the Vessel is redelivered by the Charterers to her Owners.

         (b) Payment of Hire, except for the first and last month's Hire, if subclass (c) of this Clause is applicable, shall be made in cash without discount in the currency and in the manner indicated in Box 23 and at the place mentioned in Box 24.

         (c) Payment of Hire for the first and last month's Hire if less than a full month shall be calculated proportionally according to the number of days in the particular calendar month and advance payment to be effected accordingly.

         (d) Should the Vessel be lost or missing, Hire to cease from the date and time when she was lost or last heard of. Any Hire paid in advance to be adjusted accordingly.

         (e) Time shall be of the essence in relation to payment of Hire hereunder. In default of payment beyond a period of ten running days after notice is delivered to Charterer, the Owners shall have the right to withdraw the Vessel from the service of the Charterers without noting any protest and without interference by any court or any other formality whatsoever and shall without prejudice to any other claim the Owners may otherwise have against the Charterers under the Charter, be entitled to damages in respect of all costs and losses incurred as a result of the Charterers' default and the ensuing withdrawal of the Vessel.

         (f) Any delay in payment of Hire shall entitle the Owners to an interest at the rate per annum as agreed in Box 22. If Box 22 has not been filled in the current market rate in the country where the Owners have their Principal Place of Business shall apply.

11. MORTGAGE.

         (a) Owners warrant that they have not effected any mortgage of the Vessel.

         (b) Deleted.

         (c) Deleted.

12. INSURANCE AND REPAIRS.

         (a) During the Charter period the Vessel shall be kept insured by the Charterers at their expense against marine, war and Protection, and Indemnity risks in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld. Such marine, war and P. and I. Insurances shall be arranged by the Charterers to protect the interests of both the Owners and the Charterers and mortgagees (if any), and the Charterers shall be at liberty to protect under such insurances the interests of any managers they may appoint. All insurance policies shall be in the joint names of the Owners and the Charterers as their interests may appear.

         If the Charterers fail to arrange and keep any of the insurances provided for under the provisions of sub-clause (a) above in the manner described therein, the Owners shall notify the Charterers whereupon the Charterers shall rectify the position within seven running days, failing which Owners shall have the right to withdraw the Vessel from the service of the Charterers without prejudice to any claim the Owners may otherwise have against the Charterers.

         The Charterers shall, subject to the approval of the Owners and the Underwriters, effect all insured repairs and shall undertake settlement of all costs in connection with such repairs as well as insured charges, expenses and liabilities (reimbursement to be secured by the Charterers from the Underwriters) to the extent of coverage under the insurances herein provided for.

         The Charterers are also to remain responsible for and to effect repairs and settlement of costs and expenses and expenses incurred thereby in respect of all other repairs not covered by the insurances and/or not exceeding any possible franchise(s) or deductibles provided for in the insurances.

         All time used for repairs under the provisions of sub-clause (a) of this Clause and for repairs of latent defects according to Clause 2 above including any deviation shall count as time on hire and shall form part of the Charter period.

         (b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 28 and Box 29, respectively. The Owners or the Charterers, as the case may be, shall immediately furnish the other party with particulars of any additional insurance effected, including copies of any cover notes or policies and the written consent of the insurers of any such required insurance in any case where the consent of such insurers is necessary.

         (c) Should the Vessel become an actual, constructive, compromised or agreed total loss under the insurances required under sub-clause (a) of Clause 12, all insurance payments for such loss shall be paid to the Mortgagee, if any, in the manner described in the Deed(s) of Covenant, who shall distribute the moneys between themselves, the Owners and the Charterers according to their respective interests. The Charterers undertake to notify the Owners and the Mortgagee, if any, of any occurrences in consequence of which the Vessel is likely to become a Total Loss as defined in this Clause.

         (d) If the Vessel becomes an actual, constructive, compromised or agreed total loss under the insurances arranged by the Charterers in accordance with sub-clause (a) of this Clause, this Charter shall terminate as of the date of such loss.

         (e) The Owners shall upon the request of the Charterers, promptly execute such documents as may be required to enable the Charterers to abandon the Vessel to insurers and claim a constructive total loss.

         (f) For the purpose of insurance coverage against marine and war risks under the provisions of sub-clause (a) of this Clause, the value of the Vessel is the sum indicated in Box 27.

13. Deleted

14. REDELIVERY. The Charterers shall at the expiration of the Charter period Redeliver the Vessel at a safe and ice-free port or place as indicated in Box
16. The Charterers shall give the Owners not less than 30 running days' preliminary and not less than 14 days' definite notice of expected date, range of ports of redelivery or port or place of redelivery. Any changes thereafter in Vessel's position shall be notified immediately to the Owners.

         Should the vessel be ordered on a voyage by which the Charter period may be exceeded the Charterers to have the use of the Vessel to enable them to complete the voyage, provided it could be reasonably calculated that the voyage would allow redelivery about the time fixed for the termination of the Charter.

         The Vessel shall be redelivered to the Owners in the same or as good structure, state, condition and class as that in which she was delivered, fair wear and tear not affecting class excepted.

         The Vessel upon redelivery shall have her survey cycles up to date and class certificates valid for at least the number of months agreed in Box 12.

15. NON-LIEN AND INDEMNITY. The Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the Owners in the Vessel.

         The Charterers further agree to fasten to the Vessel in a conspicuous place and to keep so fastened during the Charter period a notice reading as follows:

         "This Vessel is the property of (name of Owners). It is under charter to (name of Charterers) and by the terms of the Charter Party neither the charterers nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever."

         The Charterers shall indemnify and hold the Owners harmless against any lien of whatsoever nature arising upon the Vessel during the Charter period while she is under the control of the Charterers, and against any claims against the Owners arising out of or in relation to the operation of the Vessel by the Charterers. Should the Vessel be arrested by reason of claims or liens arising out of her operation hereunder by the Charterers, the Charterers shall at their own expense take all reasonable steps to secure that within a reasonable time the Vessel is released and at their own expense put up bail to secure release of the Vessel.

16. LIEN. The Owners to have a lien upon all cargoes and sub-freights belonging to the Charterers and any Bill of Lading freight for all claims under this Charter, and the Charterers to have a lien on the Vessel for all moneys paid in advance and not earned, and for any breach of Charter by Owners.

17. SALVAGE. All salvage and towage performed by the Vessel shall be for the Charterers' benefit and the cost of repairing damage occasioned thereby shall be borne by the Charterers.

18. WRECK REMOVAL. In the event of the Vessel becoming a wreck or obstruction to navigation the charterers shall indemnify the Owners against any sums whatsoever which the Owners shall become Liable to pay and shall pay in consequence of the Vessel becoming a wreck or obstruction to navigation.

19. GENERAL AVERAGE. General Average, if any, shall be adjusted according to the York-Antwerp Rules 1974 or any subsequent modification thereof current at the time of the casualty.

         The Charter Hire not to contribute to General Average.

20. ASSIGNMENT AND SUB DEMISE. The Charterers shall not assign this Charter nor subdemise the Vessel except to an affiliate or with the prior consent in writing of the Owners which shall not be unreasonably withheld and subject to such terms and conditions as the Owners shall approve.

21. BILLS OF LADING. The Charterers are to procure that all Bills of Lading issued for carriage of goods under this Charter shall contain a Paramount Clause incorporating any legislation relating to Carrier's liability for cargo compulsorily applicable in the trade; if no such legislation exists, the Bills of Lading shall incorporate the U.S. Carriage of Goods by Sea Act. The Bills of Lading shall also contain the amended New Jason Clause and the Both-to-Blame Collision Clause.

22. BANK GUARANTEE. The Charterers undertake to furnish, before delivery of the Vessel, a first class bank guarantee or bond in the sum and at the place as indicated in Box 25 as guarantee for full performance of their obligations under this Charter. (Optional, only to apply if Box 25 filled in).

23. REQUISITION/ACQUISITION.

         (a) In the event of the Requisition for Hire of the Vessel by any governmental or other competent authority (hereinafter referred to as "Requisition for Hire"), irrespective of the date during the Charter period when "Requisition for Hire" may occur and irrespective of the length thereof and whether or not it be for an indefinite or a limited period of time and irrespective of whether it may or will remain in force for the remainder of the Charter period, the Charterers shall have the option to terminate the Charter or to continue to pay the stipulated hire in the manner provided by this Charter until the time when the Charter would have terminated pursuant to any of the provisions hereof, provided that the requisition continues for four uninterrupted weeks, and always provided however that in the event of "Requisition for Hire" any "Requisition Hire" or compensation received or receivable by the Owners shall be payable to the Charterers during the remainder of the Charter period or the period of the "Requisition for Hire," whichever be the shorter.

         The Hire under this Charter shall be payable to the Owners from the same time as the Requisition Hire is payable to the Charterers.

         (b) In the event of the Owners being deprived of their ownership in the Vessel by any Compulsory Acquisition of the Vessel or requisition for title by any governmental or other competent authority (hereinafter referred to as "Compulsory Acquisition"), then, irrespective of the date during the Charter Period when "Compulsory Acquisition" may occur, this Charter shall be deemed terminated as of the date of such Compulsory Acquisition. In such event Charter Hire to be considered as earned and to be paid up to the date and time of such "Compulsory Acquisition."

24. WAR.

         (a) The Vessel unless the consent of the Owners be first obtained not to be ordered nor continue to any place or on any voyage, nor be used on any service which will bring her within a zone which is dangerous as the result of any actual or threatened act of war, hostilities, warlike operations, acts of piracy or of hostility or malicious damage against this or any other vessel or its cargo by any person, body or State whatsoever, revolution, civil war, civil commotion or the operation of the international law, nor be exposed in any way to any risks or penalties whatsoever consequent upon the imposition of Sanctions, nor carry any goods that may in any way expose her to any risks of seizure, capture, penalties or any other interference of any kind whatsoever by the belligerent or fighting powers or parties or by any Government or Ruler.

         (b) The Vessel to have liberty to comply with any orders or directions as to departure, arrival, routes, ports of call, stoppages, destination, delivery or in any other wise whatsoever given by the Government of the nation under whose flag the Vessel sails or any other Government or any person (or body) acting or purporting to act with the authority of such Government or by any committee or person having under the terms of the war risks insurance on the Vessel the right to give any such orders or directions.

         (c) In the event of outbreak of war (whether there be a declaration of war or not) between any two or more of the countries as stated in Box 31, both the Owners and the Charterers shall have the right to cancel this Charter, whereupon the Charterers shall redeliver the Vessel to the Owners in accordance with Clause 14, if she has cargo on board after discharge thereof at destination, or if debarred under this Clause from reaching or entering it at a near open and safe port as directed by the Owners, or if she has no cargo on board, at the port at which she then is or if at sea at a near open and safe port as directed by the Owners. In all cases hire shall continue to be paid in accordance with Clause 10 except as aforesaid all other provisions of this charter shall apply until redelivery.

25. COMMISSION. The Charterer to pay the commission indicated in Box 32 to the Brokers named in Box 32. The commission shall be fully earned and payable on delivery of the Vessel.

Should the parties agree to cancel the Charter, the Owners to indemnify the Brokers against any loss of commission but in such case the commission not to exceed the brokerage on one year's hire.

CHARTERERS:                                    OWNER:

COMMODORE CRUISES LIMITED,                     CRUISE CHARTER, LTD., a
a Bermudan corporation                         Bahamian corporation


By: /S/ JEFFREY I. BINDER                      By: /S/ DOUBLAS BAETZ
    -------------------------------                ----------------------------
        Jeffrey I. Binder, Chairman                    Douglas Baetz, President

ADDENDUM TO BARECON '89
BAREBOAT CHARTER DATED MARCH 9, 1998
BETWEEN CRUISE CHARTER, LTD.,
A BAHAMIAN CORPORATION, AS "OWNER,"
AND, COMMODORE CRUISES LIMITED,
A BERMUDAN CORPORATION
AS "CHARTERER"

43. PERIOD/EXTENSIONS.

         Subject to the right of termination as is hereinafter set forth and further subject to the terms and conditions as are provided herein, the Owner shall let and the Charterer shall hire the Vessel for a period of (56) months from delivery (the "Initial Period"). Subsequent to the Initial Period, the Charterer shall have a right of first offer with respect to extending this Charter for three (3) additional periods of twenty-four (24) months each (the "Subsequent Periods"). Accordingly, should the Charterer desire to exercise its right of first offer relative to the subsequent Periods, it shall, within six
(6) months prior to the expiration of the Initial Period and within (6) months prior to the expiration of any Subsequent Period, notify the Owner of Charterer's intention to exercise its right of first offer and shall, simultaneously with such notice, prepare a written proposal for the then pending Subsequent Period. Should said offer not be accepted by the Owner, then the parties shall be obligated to negotiate in good faith and if, within thirty (30) days following the date of the notice, no agreement has been reached, no further obligations to negotiate shall continue to exist and the Charter will expire upon termination of the Initial Period or upon termination of any Subsequent Period, as the case may be.

44. DELIVERY/SURVEY AND CONDITION ON DELIVERY.

         (a) Owner shall deliver the Vessel to Charterer at 12 Noon on May 1, 1998 at Freeport, Grand Bahama, as agreed fully found and in class without comments, in a condition in accordance with the Condition Report described below, and in compliance with current SOLAS and USPH regulations. Subject to the terms and conditions hereof, including without limitation the requirement that the Vessel be delivered in class and without comments and in compliance with current SOLAS regulations, Charterers will accept delivery of the Vessel on May 1, 1998, at Freeport, Grand Bahamas, and such delivery shall constitute full and proper delivery to the Charterer under the Charter.

         Should the Vessel be delivered in a condition not, in some material aspect, in accordance with the Condition Report or in compliance with current SOLAS or USPH regulations, then Charterer will have the option to reject the Vessel or to make the repairs required for the Vessel to meet the conditions set forth herein at Owner's expense.

         (b) Prior to March 14, 1998, designated surveyors of the Owner and Charterer shall jointly inspect the Vessel and prepare a written report regarding the condition of the

Vessel (the "Condition Report") for the mutual benefit of both parties. Charterer will accept the Vessel in the state of repair and maintenance described in the Condition Report. The Condition Report shall be a basis for evaluating the condition of the Vessel upon its re-delivery and, therefore, at the expiration of the Charter Period, the Vessel shall be redelivered in the same condition as is set forth in the Condition Report, reasonable wear excepted. The cost of the survey shall be for the account of the Owner and the Charterer to the extent of 50% each. A copy of the Condition Report is appended hereto and made a part hereof as Exhibit "C."

         (c) After the survey of the Vessel and before delivery on May 1, 1998, Charterer shall execute a written inventory confirmation to which there shall be attached a description of the personal property comprising the Vessel's equipment, furniture, furnishings and gear and the Charterer shall be responsible for the care, maintenance and replacement of such inventory during the Charter Period and shall be further responsible to return the same inventory to the Owner upon re-delivery of the vessel at the termination of the Charter.

         (d) If the Owner has not delivered the Vessel at Freeport, Grand Bahama on or before May 1, 1998, by reason of Owner's willful default, the Owner shall pay to the Charterer the sum of [*] Dollars [*] per day for each day after May 1, 1998, that the Vessel has not been delivered as aforesaid. If the Vessel is not delivered at Freeport, Grand Bahama on or before May 8, 1998, Charterer, at its option, may elect to terminate this Bareboat Charter or seek either damages for its losses and/or specific performance. Owner represents and warrants that it has the full right and authority to deliver the Vessel as agreed.

45. MODIFICATIONS.

         Charterer shall not make any structural alterations or modifications to the Vessel, to her passenger and public spaces, to her furniture, furnishings, passenger and other facilities and equipment without first securing approval of the Owner. Any such alterations will be at the sole expense of the Charterer. Owner shall not unreasonably refuse such modifications and alterations if:

         (i) they do not affect classification requirements or the Vessel's compliance with SOLAS, class or other regulations; and

         (ii) they do not, in the opinion of the Owner, materially and adversely affect the resale value or the marketability of the Vessel upon expiration of the Charter period.

46. OWNER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.

         (a) STATUS OF FIRST SUB-CHARTER. Owner hereby acknowledges and agrees that, as of the date hereof, (i) Owner has complied with all of the terms and conditions of the First Sub-Charter, Silvercone Holdings Limited has no rights to any credit, claim, cause of action, offset or similar charge against Owner, Charterer or the Vessel; (ii) Owner has fully performed all of its obligations under the First Sub-Charter to be performed prior to the date

* MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY COMMODORE HOLDINGS LIMITED
hereof, and (iii) there are no assignees, time charters, space charters or transferees of the First Sub-Charter, or any part thereof, or any person or firm (other than Owner) occupying or having the right in the future to occupy the Vessel, or any part thereof.

         (b) The Owner represents and warrants and covenants to the Charterer as follows:

                  i. That it is and will be the lawful Charterer of said Vessel and the equipment thereon during the term of this Charter, that it will warrant and defend the title to the same against the lawful claims and demands of all persons, and that the Vessel will be free of all liens and encumbrances as of the date of delivery to Charterer. The casino equipment on board is leased by Owner as Lessee; Charterers to have the option of continuing the lease or of installing Charterer's equipment;

                  ii. That Owner shall indemnify and hold harmless the Charterer from any damages Charterer may incur during the term of this Charter caused by a breach of this Charter by Owner or caused by a breach of any agreement between the Owner and any third party;

                  iii. That Owner will notify and obtain the consent of the owner of the Vessel or any other person whose consent to this Charter is required. Owner further agrees to make all charter payments on the Vessel in a timely manner and promptly notify Charterer of any "monetary default" by Owner in the monetary terms of any charter (or related loans) on the Vessel and allow Charterer an opportunity to cure such "monetary default" and offset payments from amounts due to Owner. The Owner shall indemnify and hold harmless the Charterer from any damages Charterer may incur caused by a monetary default by Owner in the payment of charter hire (or related loans) on the Vessel; and

                  iv. That Owner will comply with all laws applicable to the Vessel during the term of this Charter.

         In the event of a seizure of the Vessel during the term of this Charter caused by a breach of this Charter by Owner or caused by a breach of any agreement between the Owner and a third party, the Charterer shall have the option of curing said breach and obtaining a release of the Vessel, in which event any payments made by the Charterer to obtain a release of the Vessel from seizure shall be credited toward any payments due the Owner pursuant to this Charter. Nothing herein shall limit Charterer's rights or remedies against Owner as a result of any seizure of the Vessel.

47. FLAG AND REGISTRY.

         The Vessel will become registered under the Bahamian flag with Freeport, Bahamas as its port of registry, prior to delivery. However, the Owner shall have the right, subject to Charterers' approval which shall not be unreasonably withheld, to change the flag and port of registry of the Vessel at its own discretion, during the Charter Period. Charterer may withhold approval unless Owner agrees to pay any and all initial and continuing extra expenses and costs of whatever kind caused by the change of flag.

48. MAINTENANCE/DRYDOCKING AND CLASS REPAIRS.

         The Charterer shall maintain the Vessel in class and its hull and machinery in such state as is consistent with usual and customary practice in the operation of cruise passenger ships of the same type and age as the Vessel, including (but without limiting the generality of the foregoing) compliance with SOLAS, USPH, class and the requirements of all applicable laws, reasonable wear excepted.

         Except as otherwise provided herein, the Charterer shall, at his sole expense, repair and maintain the Vessel to a standard at least as good as at delivery of same. Charterer shall remain solely responsible for all other repairs and maintenance of the Vessel required by all applicable laws, SOLAS, USPH and class rules, including without limitation, the hull, engines and machinery and attendant spaces, the fire fighting and fire prevention systems, plumbing, electrical wiring, air conditioning equipment and lifeboats which shall remain the sole responsibility of the Charterer during the Charter Period.

         Notwithstanding the provisions of Clause 9(f), nevertheless, the Charterer shall bring the Vessel to drydock every twelve (12) months or as necessary to keep the Vessel in Class. Drydock and vessel classification repairs, whether scheduled or unscheduled, continuing through Charter Period, shall be for the account of the Charterer.

49. CHARTERER'S ADDITIONAL UNDERTAKING.

         During the Charter Period, the Charterer to ensure that the Vessel visits a non-US port at least once every twenty-eight (28) days or as required by US regulatory authorities for US immigration law purposes. For the avoidance of doubt, the Vessel to remain on hire during such visits.

50. MASTER'S RIGHTS TO PUT ASHORE.

         The Master always to be entitled to put any person ashore in the interests of the Vessel whether a member of the crew, or staff retained by the Charterer or a concessionaire or a passenger or otherwise, but not the Owner's representatives.

51. CHARTERER BOND.

         Prior to commencing passenger service from any U.S. port, the Charterer shall post and maintain a surety bond in an amount as required by the Federal Maritime Commission's regulations with a good and sufficient surety and the same shall be posted with the Federal Maritime Commission to comply with its rules and regulations with respect to Vessel performance and shall be continually kept in good standing. Failure to post a surety bond as herein required or to keep the surety bond in continuous good standing shall be and constitute a material default under this charter. The Charterer shall name as entities covered under the bond the Owner, Silvercone and Joint Stock Company Tranship ("Tranship").

52. NAME.

         Charterer shall have the right to change the name of the Vessel with the approval of the Owner which shall not be unreasonably withheld provided that charterer shall bear all costs and expenses of changing the name and returning to the original name.

53. INSURANCE.

         The Charterer warrants that on delivery of the Vessel the following insurance and Financial Responsibility Certificates shall be in effect at the sole responsibility and for the account of the Charterer:

         (a) Hull and Machinery Policy acceptable to Owner;

         (b) P&I Passenger Casualty Policy acceptable to Owner;

         (c) P&I International Crew Policy acceptable to Owner;

         (d) Federal Maritime Commission Certificate re: liability for death or injury to passengers or other persons; and

         (e) United States Coast Guard Vessel Certificate re: financial responsibility water pollution.

         The Charterer shall provide the Owner with copies of all insurance policies and certificates of financial responsibility, together with certificates of good standing as to each, and copies of proofs of payment of premiums or receipted premium payments indicating all premium liability is maintained current. Such proofs shall be provided annually or more frequently if more frequent premium payments are involved.

54. INDEMNIFICATION.

         Charterer shall indemnify Owner of and from any and all claims which may be asserted by or on behalf of any passenger or any member of the public or any member of the crew arising out of injury to persons or property, including damages for death sustained during any cruise or during any loading or unloading of the Vessel during the Charter Period except any such claims arising out of the willful misconduct of Owners or their representatives. Such indemnification shall include the obligation to defend any claims asserted against the Owner to pay all attorneys' fees and costs associated therewith through all appeals.

55. OPERATIONAL COSTS AND OPERATIONAL COMPANY.

         Charter shall, at its own expense, man, victual, navigate, operate, supply and fuel the Vessel and maintain such Vessel in a good state of repair, reasonable wear excepted and in efficient operating condition in accordance with good commercial maintenance practices, and shall repair her and pay all other charges and expense of every kind and nature whatsoever incident to the use and operation of the Vessel, except as otherwise specifically provided in this Charter.

         During the Charter Period, it being understood by the Charterer that V-Ships of Monaco shall not be directly or indirectly involved in the Vessel's operation, management, crewing, and manning. Charterer, or any other entity Charterer authorizes to operate the Vessel, shall obtain all certifications necessary under international and United States law required to comply with all laws, conventions, rules and regulations. Additionally, should Charterer execute an Operating Agreement with any other entity, a copy thereof shall be provided to the Owner.

56. USPH.

         During the Charter Period, the Charterer shall be responsible for implementing USPH standards at its own cost and expense. The Charterer shall also be responsible for securing and keeping in full force and effect, at its expense, all U.S. Maritime and Coast Guard certificates so as to comply with U.S. law during the Charter Period. Any repairs, modifications or additions necessary to secure and keep in effect such U.S. certifications shall be the sole expense of Charterer.

57. OFF HIRE.

         The Charterer shall be responsible for all loss of operating time during the Charter, except for time lost to Owner's material breach of charter.

58. TRADING LIMITS.

         The Vessel shall be employed and carry passengers in lawful trades worldwide, provided that the Vessel will not be operated as a gaming vessel in or out of the Ports of Port Everglades or New York/New Jersey. Owner shall not unreasonably withhold approval of additional ports. However, the Charterer can carry cargo except for hazardous materials, explosives, weapons and items that can risk the compliance of rules and regulations in the area of trade. In the event of serious outbreak of pestilence, war, Acts of God, force majeure, or other causes beyond the Charterer's control making the use of the Vessel in such trade commercially impracticable for a period in excess of 4 weeks, the Vessel may be placed or may be sublet for employment in any other safe trades, upon first securing the approval of the Owner, or Charterers may terminate this Charter.

59. USE OF EQUIPMENT.

         The Charterer shall have the use of all outfit, equipment, spare supplies, and appliances now on board the Vessel without extra cost provided the same or their substantial equivalent shall be returned to the Owner on redelivery in the same good order and condition as when received, reasonable wear excepted.

60. INVENTORY.

         The Owner shall prepare a complete inventory list, including deck and engine and cabins. The Charterer shall verify said inventory list prior to the day of delivery.

61. VESSEL'S UPGRADES.

         Should the Charterer elect to effect upgrades to the Vessel, Charterer shall be responsible to complete any interior and safety equipment upgrades on the Vessel in accordance with the requirements for the same improvements pertaining to the ship's passenger capacity.

         Additionally, the Charterer shall indemnify and hold the Owner harmless of and from any and all liability or responsibility in connection with the same interior upgrades and should any liens be filed in consequence thereof by any supplier or materialmen, it shall be the responsibility of the Charterer to pay such lien or transfer the same to bond within a reasonable time.

         The financial requirements set forth in Paragraph 45, "Modifications," shall apply to any work undertaken pursuant to this paragraph.

62. SAFETY OF LIFE AT SEA (SOLAS).

         All future SOLAS requirements and upgrades are for the account of the Charterer.

63. CHARTER HIRE.

         Commencing as of the date of the day of delivery on or before May 1, 1998 the Charterer shall pay to the Owner the sum of [*]. Such amount will constitute prepayment of the first twenty-eight (28) days of the Charter. Subsequent payments to be paid in advance on a [*] basis in the amount of [*] beginning on May 15, 1998.

64. DELETED.

65. OWNER'S REPRESENTATIVE.

         During the pendency of this Bareboat Charter, the Owner, Silvercone or Tranship, shall have the right to, at all times, have aboard the Vessel an Owner's representative. The Owner's representative shall be provided a passenger cabin (upon two week's notice of the desire to use such cabin), to wit, Cabin No. 2036, and his/her meals at no cost or expense to the Owner. It shall be the obligation of the Owner's representative to inspect the Vessel and determine whether or not the Charterer is complying with each, all and every of the terms and provisions of the Bareboat Charter. Accordingly, should the Owner's representative determine any material violations or breaches of the Bareboat Charter, he/she shall provide a notice to the Vessel's Captain, or other appropriate representative of the Charterer, indicating the nature

* MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY COMMODORE HOLDINGS LIMITED
of the violation or breach, in which event the Charterer shall be under an obligation to cure the default within the time provided in Paragraph 88 of this Bareboat Charter, or a default shall occur.

66. HOUSE CABINS.

         The Owner and the Charterer agree that during the term of the Bareboat Charter, the Owner, Silvercone or Tranship, shall have the right to the use, occupancy and possession of one (1) cabin, to wit Cabin No. 1015. This cabin shall not be sold or used by Charterer's passengers, but may be used by the Owner or Owner's designees, provided that Charterers may sell this cabin if it has not been reserved by Owners more than one month prior to the commencement of the voyage.

67. LIENS.

         (a) Charterer shall have no lien rights against the Vessel for any sums expended for the improvement of the Vessel as all such expenditures are either required to be made by the terms of this Charter or expenditures that Charterer volunteers because of alterations, modifications or upgrades it elects.

         (b) In the event a lien is filed with the U.S. Coast Guard or with any federal or state court for any reason during the Charter Period as a result of the activity or conduct of the Charterer, then it shall be the obligation of the Charterer to provide immediate notice to the Owner of the existence of the lien and to, within ten (10) days next after Charterer has notice of the lien, either pay the lien or transfer the same to bond, and should Charterer fail to do so, then Owner shall have the right to:

             i. declare a default and cancel the Bareboat Charter imposing the liquidated damage provisions hereinafter set forth; and

             ii. pay the lien or transfer the same to bond in which event all moneys advanced in consequence thereof shall be and constitute additional charter hire due and payable with the next charter hire periodic payment.

68. VESSEL LOGS.

         During the Charter Period, it shall be the obligation of the Charter to insure that the Captain and Chief Engineer of the Vessel maintain a daily log in traditional form.

69. LOSS OR DESTRUCTION OF THE VESSEL.

         Should the Vessel be lost or destroyed as a result of casualty or for any other reason, then this Bareboat Charter shall be canceled, each party shall be released from further liability hereunder and it shall not be the obligation of the Owner to replace the Vessel; provided, however, that any claim or obligation accruing prior to the time of such loss or destruction shall survive such cancellation. Any cancellation under this Paragraph shall impose the duty upon the Owner to return to the Charterer any prepaid charter hire. Owner will obtain for Charterer's benefit insurance covering Charterer's interest to the extent of its payments and expenses prior to delivery in the event of the loss or destruction of the Vessel prior to delivery.

70. EVENTS OF DEFAULT.

         Should any one or more of the following events occur, one party may, without prejudice to the exercise of any right or remedy which may be available to it, cancel this Charter forthwith or terminate the Charter on such notice which, in its absolute discretion, it might think fit:

         (a) the party shall fail to perform or comply in any material respect with any one or more of its covenants, duties or obligations thereunder and, having been given written notice of such failure, fails to rectify such failure within ten (10) days, unless such party has commenced and is diligently attempting to correct such failure within said ten (10) day period;

         (b) any material statement, representation or warranty of the other party contained in this Charter or in any document furnished pursuant to this Charter shall prove to be knowingly or recklessly or negligently untrue or incorrect in any material respect when made;

         (c) i.   the Vessel is requisitioned by title or for use by any
government claiming jurisdiction; or

             ii.  the Vessel becomes an actual or constructive total loss; or

             iii. the other party shall (A) admit in writing its inability to pay its debts as they mature; or (B) make any general assignment for the benefit of creditors; or (C) be adjudicated bankrupt or insolvent, or be dissolved; or
(D) file a petition in bankruptcy or for the reorganization or for arrangement pursuant to a Bankruptcy Act or any insolvency law providing for relief of debtors now or hereafter in effect; or (E) file an answer admitting material allegations of or consent to or default in answering a petition filed against it in bankruptcy, reorganization or insolvency process, or take corporate action for purpose of effecting any of the foregoing; or (F) be the subject of any order made or resolution passed for its winding up.

71. CHARTERER'S DEFAULT.

         In the event Charterer defaults in carrying out its obligations hereunder after notice and a ten (10) day opportunity to cure (other than defaults as a result of liens against the Vessel), then, and in such event, the Charterer shall pay to the Owner the sum of [*] as agreed liquidated damages less the amount of any prepaid charter hire. Upon the payment of liquidated damages, both parties shall be released of and from any and all further obligations under this Bareboat Charter and the same shall be deemed cancelled.

* MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY COMMODORE HOLDINGS LIMITED

72. SECURITY FOR OWNER'S PERFORMANCE.

         And as for security for the Owner's performance of its obligations under this Bareboat Charter and the payment of any sums due hereunder by the Owner to the Charterer, the Owner does hereby grant to the Charterer a lien against the Vessel, which lien shall be enforceable by the Charterer only in the event a default occurs and is not cured within the time provided in Paragraph 73 below.

73. OWNER'S DEFAULT.

         In the event Owner defaults in carrying out its obligations hereunder (other than a willful default in connection with the delivery of the Vessel to Charterer or the right of Charterer to possess such Vessel during the Initial Period, for which Charterer shall be entitled to seek its actual damages or specific performance) and such default interferes with the continued possession and use of the Vessel by the Charterer and after notice and a ten (10) day opportunity to cure, then, and in such event, then Owner shall pay to the Charterer the sum of [*] as agreed liquidated damages. Upon the payment of the liquidated damages, each party shall be released of and from further obligations under this Bareboat Charter and the same shall be deemed cancelled. Any other defaults by the Owner not involving or affecting the possession and use of the Vessel by the Charterer shall be remedied by the Charterer by deducting the amount to cure from the charter hire in progressive order of charter hire payments.

74. ATTORNEY'S FEES.

         In the event a dispute arises in connection with this Bareboat Charter, the prevailing party shall be entitled to recover reasonable attorneys' fees incurred to and through all appeals.

75. ASSIGNMENT.

         The Charterer may not assign this Bareboat Charter unless it has first obtained the written consent of the Owner, which shall not be unreasonably withheld, except that Charterer shall be permitted to assign the Charter and/or subcharter the Vessel to an affiliate.

76. DELETED.

77. DELETED.

* MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY COMMODORE HOLDINGS LIMITED

78. NOTICES.

         Notices to the parties may be hand-delivered, transmitted by regular mail, transmitted by facsimile transmission or Federal Express to the representative parties at the following addresses:

CHARTERER:        Commodore Cruises Limited
                  4000 Hollywood Boulevard, Suite 385-S
                  South Tower
                  Hollywood, Florida 33021

OWNER:            Cruise Charter Ltd.
                  c/o Bostwick & Bostwick
                  50 George Street
                  P.O. Box "N" 1605
                  Nassau, Bahamas

79. ARBITRATION.

         Any dispute arising under this Bareboat Charter is to be referred to arbitration in the City of Fort Lauderdale, County of Broward, State of Florida, conducted according to the Rules of the Miami Maritime Arbitration Council, before three arbitrators one arbitrator to be nominated by the Charterer and the other by the Owner, and the third by the two so chosen, the award of the arbitrators to be final and binding upon both parties. Where appropriate, award of the arbitrators may include any or all of affirmative relief, including injunctive relief. General Maritime Law of the United States, and, where such law does not apply, the law of Florida shall govern this Charter.

80. DELETED.

81. BROKERS.

         Except as otherwise noted in Box 32, the Owner and the Charterer hereby represent to each other that neither has contacted any broker in connection with the instant Charter and should any broker or person make any claim for commission as a result of the alleged activity of either party (other than as noted in Box 32) then, the party responsible shall indemnify the other party of and from any and all responsibility or liability in connection with such claim, which shall include the duty to defend such claim. The fee of the broker noted in Box 32 shall be paid by the Charterer.

82. MISCELLANEOUS.

         Clause headings are for ease of reference only and shall not affect construction.

83. DELETED.

84. DELETED.

85. DELETED.

86. MATERIAL BREACH.

         A material breach on the part of the Charterer shall mean a failure on its part to observe and comply with any of the following:

         (a) Payment of the charter hire, as required herein;

         (b) Failure to post and maintain in good standing Federal Maritime commission bond, as required herein;

         (c) Failure to pay or to bond liens against the Vessel where required herein; and

         (d) Failure to carry out maintenance obligations to the extent that the same materially affect the seaworthiness of the Vessel.

         In addition to the above enumerated material breaches, a material breach shall also include any failure by Charterer to carry out a covenant or obligation under this Charter involving an expense to cure of $250,000.00 or more, or a loss to the Owner in consequence thereof in an amount of $250,000.00 or more. Additionally, a material default of the Owner shall be the violation of any obligation or covenant of this Charter which results in depriving the Charterer of the use and possession of the Vessel. A material breach shall also be and constitute any violation of the Charter by the Owner involving costs or damages to the Charterer in an amount of $250,000.00 or more.

87. DELETED.

88. NOTICE OF DEFAULT.

         Anything to the contrary in any part of this Charter notwithstanding, whether in Parts I, II or this Addendum, Owners shall not repossess the Vessel or deem Charterers in default unless Charterers first notice of, and a ten (10) day opportunity to cure, any condition or event which Owners believe in good faith to constitute a default, and of Owners' intention to declare Charterers to be in default therefor.

89. CONFLICT.

         In the event of any conflict between Part I and Part II of this Charter on the one hand and the "Addendum" set forth in Paragraphs 43 through 90 on the other hand, then Paragraphs 43 through 90 shall control.

90. COUNTERPARTS.

         This Charter may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Signed, sealed and delivered
In the presence of:                    CHARTERER:

                                       COMMODORE CRUISES LIMITED

/S/ MIRIAM CAMERA                      By:/S/ JEFFREY I. BINDER
------------------------------            -------------------------------
Witness                                       Jeffrey I. Binder, Chairman

                                       OWNER:

                                       CRUISE CHARTER, LTD.

                                       By:/S/ DOUGLAS BAETZ
------------------------------            -------------------------------
Witness                                          Douglas Baetz, President

                 SECOND ADDENDUM TO BARECON '89 BAREBOAT CHARTER

         THIS SECOND ADDENDUM (the "Second Addendum") is made and entered into this 16th day of March, 1998 between Cruise Charter, Ltd., a Bahamian corporation, as Owner (the "Owner"), and Commodore Cruises Limited, a Bermudian corporation, as Charterer (the "Charterer").

         WHEREAS, Owner and Charterer entered into the Barecon '89 Bareboat Charter and the Addendum thereto on March 9, 1998 (the "Charter"), pursuant to which Owner agreed to charter the M/V Island Holiday to Charterer; and

         WHEREAS, Owner and Charterer wish to amend the Charter in certain respects.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                  1. BOX 10. Box 10, "Class," of the Charter is hereby amended by deleting the language contained therein and substituting the following language in its place:

                  KM(*)A3(2)(being changed to a classification society acceptable to the Bahamian registry (the "New Class"))

                  2. BOX 13. Box 13, "Port or Place of Delivery," of the Charter is hereby amended by deleting the language contained therein and substituting the following language in its place:

                  New Orleans, Louisiana

                  3. BOX 14. Box 14, "Time for Delivery," of the Charter is hereby amended by deleting the language contained therein and substituting the following language in its place:

                  May 14, 1998, or earlier per Clause 44

                  4. BOX 15. Box 15, "Canceling Date," is hereby amended by deleting the language contained therein and substituting the following language in its place:

                  May 20, 1998

                  5. BOX 16. Box 16, "Port or Place of Redelivery," is hereby amended by deleting the language contained therein and substituting the following language in its place:

                  Freeport, Grand Bahama

                  6. BOX 19. Box 19, "Trading Limits," of the Charter is hereby amended by deleting the language contained therein and substituting the following language in its place:

                  Lawful trades in North, Central and South America, the Caribbean, Europe (including Scandinavia and the Mediterranean Sea west of the Suez Canal), Australia, Japan, China (including Hong Kong) and Singapore. Vessel is not to operate day cruises from the Port of New York/New Jersey, Port Everglades, or the Port of Miami.

                  7. BOX 20. Box 20, "Charter Period," of the Charter is hereby amended by deleting the language contained therein and substituting the following language in its place:

                  From delivery until January 1, 2003 with rights of first offer as per Clause 43 of Addendum

                  8. PERIOD/EXTENSIONS. Clause 43 of the Addendum to the Charter is hereby amended by deleting the first sentence thereof and replacing such sentence with the following language:

                  Subject to the right of termination as is herein after set forth and further subject to the terms and conditions as are provided herein, the Owner shall let and the Charterer shall hire the Vessel from delivery until 12 noon on January 1, 2003 (the "Initial Period").

                  9. DELIVERY/SURVEY AND CONDITION ON DELIVERY. Clause 44 of the Addendum to the Charter is hereby amended by deleting subclauses 44(a), 44(c) and 44(d) contained therein and substituting the following subclauses in their respective places:

                  (a) Owner shall deliver the Vessel to Charterer at 12 noon on May 14, 1998 or such earlier date not before May 1, 1998 on which the Vessel can be delivered in compliance with this Clause 44 (the "Delivery Date") at New Orleans, Louisiana, as agreed fully found and in compliance both with the requirements for registry under the Bahamian flag (and actually registered under the Bahamian flag) and the requirements of the New Class, without comments, in a condition in accordance with the Condition Report described below, and in compliance with current SOLAS and USPH regulations. Subject to the terms and conditions hereof, including without limitation the requirement that the Vessel be delivered registered under and in compliance with the requirements of the Bahamian flag and the New Class, without comments, and in compliance with current SOLAS regulations, Charterers will accept delivery of the Vessel on the Delivery Date, at New Orleans, Louisiana, and such delivery shall constitute full and proper delivery to the Charterer under the Charter.

                  Should the Vessel be delivered not registered under the Bahamian flag, or in a condition not, in some material aspect, in accordance with the requirements of the Bahamian flag, the New Class (without comments), the Condition Report or current SOLAS or USPH regulations, then Charterer will have the option to reject the Vessel or to make the repairs required for the Vessel to meet the conditions set forth herein at the Owner's expense. Should the Vessel be delivered in a condition not in accordance with the requirements of the Bahamian flag, the New Class (without comments), the Condition Report or current SOLAS or USPH regulations, where such deviation from such requirements is not material, Charterer shall accept delivery of the Vessel, and shall make such repairs required for the Vessel to meet the conditions set forth herein at the Owner's expense.

                  (c) After the survey of the Vessel and before the Delivery Date, Charterer shall execute a written inventory confirmation to which there shall be attached a description of the personal property comprising the Vessel's equipment, furniture, furnishings and gear and the Charterer shall be responsible for the care, maintenance and replacement of such inventory during the Charter Period and shall be further responsible to return the same inventory to the Owner upon re-delivery of the Vessel at the termination of the Charter.

                  (d) If the Owner has not delivered the Vessel at New Orleans, Louisiana on or before May 14, 1998, by reason of Owner's wilful default, the Owner shall pay to the Charterer the sum of [*] Dollars [*] per day (the "Late Charges") for each day after May 14, 1998, that the Vessel has not been delivered as aforesaid. If the Vessel is not delivered at New Orleans, Louisiana on or before May 20, 1998, Charterer, at its option, may elect to terminate this Bareboat Charter (at which time Late Charges will cease to accrue) or seek either damages for its losses and/or specific performance. Owner represents and warrants that it has the full right and authority to deliver the Vessel as agreed.

                  10. MAINTENANCE/DRYDOCKING AND CLASS REPAIRS. Clause 48 of the Addendum to the Charter is hereby amended by adding the following language to the end of Clause 48:

                  Notwithstanding the foregoing, on or about April 23, 1998, Owner shall place the Vessel in drydock for the purpose of completing work necessary to cause the Vessel to comply with the requirements of the Bahamian flag and the New Class (the "Flag and Class Repairs"). Such Flag and Class Repairs shall be performed at Owner's expense except that, upon delivery of the Vessel, Charterer shall pay Owner [*] for drydock expenses. On or after the date Owner delivers the Vessel to drydock for the Flag and Class Repairs, Charterer may cause additional work to be performed on the Vessel at its sole expense. Charterer shall be entitled to have a representative present during such drydock. Owner shall be responsible for all expenses of the Vessel (including but not limited to insurance and crew wages) until the Vessel is delivered to Charterer.

* MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY COMMODORE HOLDINGS LIMITED

                  11. CHARTERER BOND. Clause 51 of the Addendum to the Charter is hereby amended by deleting the last sentence thereof and replacing such sentence with the following language:

                  The Charterer shall name as entities covered under the bond the Owner, Silvercone and Norsong Shipping, Ltd., a Liberian corporation ("Norsong").

                  12. TRADING LIMITS. Clause 58 of the Addendum to the Charter is hereby amended by deleting the first sentence thereof and replacing such sentence with the following language:

                  The Vessel shall be employed and carry passengers in lawful trades in North, Central and South America, the Caribbean, Europe (including Scandinavia and the Mediterranean Sea west of the Suez Canal), Australia, Japan, China (including Hong
                  Kong) and Singapore, provided that the Vessel will not be operated as a day cruise vessel in or out of the ports of Miami, Port Everglades or the Port of New York/New Jersey. Such prohibition shall not prevent the Vessel from being operated on multi-day cruises in or out of such designated ports.

                  13. CHARTER HIRE. Clause 63 of the Addendum to the Charter is hereby amended by deleting the language contained therein and substituting the following language in its place:

                  Commencing as of May 1, 1998, the Charterer shall pay to the Owner the sum of [*]. Such amount will constitute prepayment of drydock hire and prepayment of Charter hire through May 29, 1998. Subsequent payments to be paid in advance on a [*] basis in the amount of [*] beginning on May 15, 1998.

                  Upon confirmation by Charterer that the Flag and Class Repairs have been completed and release of the Vessel from the drydock shipyard, the Charterer shall also pay the shipyard the sum of [*] toward the Flag and Class Repairs. Notwithstanding the foregoing, the Charterer and the Owner will use their reasonable best efforts to obtain the best payment terms from the drydock shipyard, and if the shipyard agrees to accept some or all of the payment for the Flag and Class Repairs after the release of the Vessel from drydock, then Charterer shall pay the shipyard its pro rata portion of each payment due the shipyard, as and when required by the shipyard, based on the ratio of [*] divided by the total amount due the shipyard for the Flag and Class Repairs.

                  14. OWNER'S REPRESENTATIVE. Clause 65 of the Addendum to the Charter is hereby amended by deleting the first sentence thereof and replacing such sentence with the following language:

* MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY COMMODORE HOLDINGS LIMITED

                  During the pendency of this Bareboat Charter, Silvercone or Norsong shall have the right to, at all times, have aboard the Vessel an Owner's representative.

                  15. HOUSE CABINS. Clause 66 of the Addendum to the Charter is hereby amended by deleting the first sentence thereof and replacing such sentence with the following language:

                  The Owner and the Charterer agree that during the term of the Bareboat Charter, Silvercone shall have the right to the use, occupancy and possession of one (1) cabin, to wit Cabin No. 1015.

                  16. ASSIGNMENT. Clause 75 of the Addendum to the Charter is hereby amended by deleting the language contained therein and substituting the following language in its place:

                  The Charterer may not assign this Bareboat Charter unless it has first obtained the written consent of the Owner, which shall not be unreasonably withheld, except that Charterer shall be permitted to assign the Charter and/or subcharter the Vessel to an affiliate, in which case Charterer shall remain responsible for the performance of this Bareboat Charter.

                  17. RATIFICATION. Except as specifically amended hereby, all terms of the Charter shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Second Addendum on the date first above written.

                                     CHARTERER:

                                     COMMODORE CRUISES LIMITED,
                                     a Bermudian corporation

                                     By:        /S/ FREDERICK A. MAYER
                                        -----------------------------------
                                              Frederick A. Mayer, President

                                     OWNER:

                                     CRUISE CHARTER, LTD.,
                                     a Bahamian corporation

                                     By:         /S/ DOUGLAS BAETZ
                                        -----------------------------------
                                              Douglas Baetz, President

                 THIRD AMENDMENT TO BARECON '89 BAREBOAT CHARTER

         THIS THIRD AMENDMENT (the "Third Amendment") is made and entered into this 27th day of May, 1998, between Cruise Charter, Ltd., a Bahamian corporation, as Owner (the "Owner"), and Commodore Cruises Limited, a Bermudian corporation, as Charterer (the "Charterer").

WITNESSETH:

         WHEREAS, Owner and Charterer entered into the Barecon '89 Bareboat Charter and the Addendum thereto on March 9, 1998, which was further amended on March 16, 1998 (the "Charter"), pursuant to which Owner agreed to charter the "M/V Island Holiday" (the "Vessel") to Charterer, and

         WHEREAS, Owner and Charterer wish to amend the Charter in certain respects.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

         1. BOX 13: Box 13, "Port of Place of Delivery" of the Charter is hereby amended by deleting the language contained therein and substituting the following language in its place:

                                 Mobile, Alabama

         2. BOX 15: Box 15, "Canceling Date" is hereby amended by deleting the language contained therein and substituting the following date in its place:

                                  May 27, 1998

         3. ASSIGNMENT: Clause 75 of the Addendum to the Charter is hereby amended by adding the following language to the end of such clause:

                  Owner acknowledges that the Charterer has assigned this Charter to Capri Cruises, a Florida general partnership, which is affiliated with Charterer. Charterer to remain responsible for Charter.

         4. DELIVERY/SURVEY AND CONDITION FOR DELIVERY: Pursuant to the Charter, Owner has an obligation to deliver the Vessel to Charterer in accordance with the requirements of the Bahamian flag, the New Class, the Condition Report and current SOLAS and USPH regulations. The parties agree that in order to meet such requirements, certain tanks aboard the Vessel must be replaced at a cost which is not expected to exceed $_________________ up to $300,000.00 of which will be credited against Charter Hire due under the First Sub-Bareboat Charter and the Prime Charter, all in accordance with the provisions of the Third Addendum to the Bareboat

Charter dated September 26, 1997, a copy of which is appended hereto and made a part hereof, and Norsong Shipping, Ltd. and Silvercone Holdings Limited have endorsed this Third Amendment to signify their acceptance of such Charter Hire adjustment. Although the parties acknowledge that the cost of such repairs is the obligation of the Owner, the Charterer has agreed to advance [*] of such amount, up to [*] toward the cost of such repairs. The parties agree that Charterer shall recoup such amount by offsetting equal portions of the total amount advanced from the [*] installments of Charter Hire beginning on May 29, 1998.

         John Kafouras is hereby authorized on behalf of Owner and Rodolfo Spinelli or Alan Pritzker is hereby authorized on behalf of Charterer to execute the Protocol of Delivery and Acceptance and associated inventory in connection with the delivery of the Vessel.

         5. RATIFICATION. Except as specifically amended hereby, all terms of the Charter shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Third Amendment on the date first above-written.

Signed, sealed and delivered
in the presence of:                  CHARTERER:

                                     COMMODORE CRUISES LIMITED, a Bermudian
                                     corporation

                                     By:  /S/ FREDERICK A. MAYER
                                        -----------------------------------
                                              Frederick A. Mayer, President

                                     OWNER:

                                     CRUISE CHARTER, LTD., a Bahamian
                                     corporation

                                     By:  /S/ DOUGLAS BAETZ
                                        -----------------------------------
                                              Douglas Baetz, President


* MARKED TEXT OMITTED PURSUANT TO AN APPLICATION FOR AN ORDER FOR CONFIDENTIAL TREATMENT BY COMMODORE HOLDINGS LIMITED

                             ASSIGNEE:

                             CAPRI CRUISES, a Florida general partnership

                             By:      Commodore Cruises Limited, a general
                                      partner

                             By:  /S/ FREDERICK A. MAYER
                                -----------------------------------------------
                                      Frederick A. Mayer, President

                             ACCEPTED AND AGREED:

                             NORSONG SHIPPING. LTD., a Liberian
                             corporation

                             By:  /S/ IGOR CHORNYY
                                -----------------------------------------------
                                      Igor Chornyy
                                      Authorized Representative

                             SILVERCONE HOLDINGS LIMITED, a Cypriot
                             corporation

                             By:  /S/ IGOR CHORNYY
                                -----------------------------------------------
                                      Igor Chornyy
                                      Authorized Representative

                                      -3-